EXHIBIT 5

                                POWER OF ATTORNEY


          The undersigned Fabio Morvilli and Jacques Loesch, the Chairman and the Director of Sogerim, Societe Anonyme, a Luxembourg corporation (the "Corporation"), hereby constitutes and appoints Harc Henon, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign, on behalf of the Corporation, (i) all filings with the Securities and Exchange Commission, including a statement of beneficial ownership on Form 3 and a report on Schedule 13D, relating to the Shareholders' Agreement, dated as of December 22, 2000 among the Corporation, SEAT Pagine Gialle S.p.A. ("SEAT"), Nickel Acquisition Corp. ("Nickel"), and certain shareholders of NetCreations, Inc. ("NetCreations") and (ii) all other documents reasonably relating thereto and to the Agreement and Plan of Merger, dated as of December 22, 2000 among the Corporation, SEAT, Nickel and NetCreations as such attorney-in-fact shall deem appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 22nd day of December, 2000.

                                      SOGERIM, SOCIETE ANONYME

                                      By: /s/ Jacques Loesch
                                          ----------------------------
                                          Name:  Jacques Loesch
                                          Title: Director

                                      By: /s/ Fabio Morvilli
                                          ----------------------------
                                          Name:  Fabio Morvilli
                                          Title: Chairman